UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2008

LCC International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21213	54-1807038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Westpark Drive, Suite A-315, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 703-873-2000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
     As previously reported, on December 27, 2007, LCC International, Inc. (the “Company”) entered into an exchange and settlement agreement with certain investors whereby the Company would exchange the investors’ shares of the Company’s common stock for shares of the Company’s Series A preferred stock. Pursuant to the exchange and settlement agreement, the Company has issued or will be issuing a total of 5,750,000 shares of its Series A preferred stock to the investors in exchange for 5,100,000 shares of the Company’s common stock. For a description of the material features of the exchange, see the summary of such terms contained in the Company’s current report on Form 8-K filed on January 3, 2008 (the “Prior 8-K”), which summary is incorporated by reference in this Item 3.02. A copy of the exchange and settlement agreement is filed as Exhibit 10.1 to the Prior 8-K.
     In connection with the foregoing issuance of preferred stock, the Company relied on the exemption from registration under the Securities Act of 1933 afforded by Section 3(a)(9) thereof, which exempts the issuance of any security by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.
Item 3.03. Material Modification to Rights of Security Holders.
     On January 23, 2008, the Company amended its certificate of incorporation by filing the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of LCC International, Inc. (the “certificate of designations”). As a result, holders of the Company’s common stock became subject to the rights and preferences of this new series of preferred stock. For a description of the material features of the rights and preferences of the Series A preferred stock, see the summary of such terms contained in the Prior 8-K, which summary is incorporated by reference in this Item 3.03. A copy of the Company’s restated certificate of incorporation that includes the certificate of designations is filed as Exhibit 3.1 to this report, and the summary of rights and preferences is qualified in all respects by the text of the certificate of designations, which is incorporated by reference in this Item 3.03.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information set forth under Item 3.03 of this report is incorporated by reference in this Item 5.03.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
     The Company herewith files the following exhibits:

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of LCC International, Inc. (including the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of LCC International, Inc.).

4.1	Specimen representing the Series A Convertible Preferred Stock, par value $0.01 per share, of LCC International, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCC International, Inc.
Date: January 29, 2008	/s/ Peter A. Deliso
Peter A. Deliso
Senior Vice President, New Ventures, and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of LCC International, Inc. (including the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of LCC International, Inc.).

4.1	Specimen representing the Series A Convertible Preferred Stock, par value $0.01 per share, of LCC International, Inc.

4